                               AMERICAN CONSUMERS, INC.
                             NET INCOME PER COMMON SHARE
                                      EXHIBIT 11


                                                     THIRTEEN WEEKS ENDED
                                                  -------------------------
                                                 August 31,   September 2,
                                                    1996          1995
                                                 ----------   ------------
Net income for computing earnings
  per common share                                $53,601       $43,042
                                                  -------       -------
                                                  -------       -------

Weighted average number of common
  shares outstanding during each period           924,653       927,398
                                                  -------       -------
                                                  -------       -------


Net income per common share                        $0.058        $0.046
                                                   ------        ------
                                                   ------        ------


                                   (11)                     PAGE 11 OF 11 PAGES